Exhibit 99.1

 Independent Bank Corporation  2022 Annual Shareholders Meeting   April 19, 2022

 Cautionary note regarding forward-looking statements  This presentation contains forward-looking statements about Independent Bank Corporation. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of Independent Bank Corporation. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting Independent Bank Corporation, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Independent Bank Corporation’s revenues and the values of its assets and liabilities, reduce the availability of funding from certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect Independent Bank Corporation in substantial and unpredictable ways. Independent Bank Corporation’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk.   Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Today’s Agenda  Welcome and Call to Order – IBC Chairman  Voting upon matters listed in the Company’s 2022 Proxy Statement – IBC Chairman  Business Update - IBC President & CEO  Question and answer session – IBC President & CEO and IBC EVP & CFO  Adjournment  3

 Independent Bank Corporation   Board of Directors  4

 IBC Executive Management Team  5  EVP and Chief Risk Officer since 2012  Joined the Company in April 2007 as EVP – Commercial   Previous experience with Comerica for 25 years  CEO of IBC and Independent Bank since 2013  Joined Independent Bank in 1994  Began career with Crowe  Joined Independent Bank in 2020 as EVP and Chief Financial Officer  Previously SVP, Chief Financial Officer of STAR Financial Corporation  16 years of experience in financial management  William B. “Brad” Kessel  President, CEO & Director  Gavin Mohr   EVP & CFO   Stefanie M. Kimball  EVP & Chief Risk Officer   Joined Independent Bank in 2016 as Senior Vice President Mortgage Banking  26 years experience in the mortgage area  Previous experience with Talmer Bank, TCF Bank and Standard Federal Bank  Responsible for Retail Banking, Deposit Ops,    as well as digital    banking strategy  Joined Independent Bank over 20 years ago   Previous experience in commercial and retail bank management  Larry R. “Russ” Daniel Jr.  EVP – Retail Banking  Patrick J. Ervin  EVP – Mortgage Banking  Joel F. Rahn  EVP – Commercial Banking   Joined Independent Bank in 2018 as Senior Vice President Commercial Banking  31 years experience in Commercial Banking  Previously Regional President of West Michigan at Chemical Bank

 2022 Annual Meeting of Shareholders  Secretary for the meeting (Gavin A. Mohr)  Record date: February 18, 2022  Approximate distribution date of Proxy Statement: March 7, 2022  Shares entitled to vote: 21,331,224  Determination of quorum  Voting on proposals  6

 Proposal #1 - Election of Directors – Nominees for a three year term expiring 2025  7  Dennis W. Archer Jr.  William J. Boer  Joan A. Budden   Michael J. Cok

 Proposal #2 - Ratification of the Appointment of Independent Auditors  Crowe LLP has served as IBC’s independent registered public accounting firm since 2005.  Crowe LLP was founded in 1942 and is one of the 10 largest accounting and consulting firms in the U.S.  IBC is served primarily by Crowe’s Grand Rapids, Michigan and South Bend, Indiana offices.  8

 Proposal #3 - Advisory (Non-Binding) Vote on Executive Compensation  The Board has solicited a non-binding advisory vote from our shareholders to approve the compensation of our executives as described in our proxy materials.  9

 INDEPENDENT BANK CORPORATION2022 Annual Shareholders Meeting  Business Update   Brad Kessel, President & CEO

 2021 Full Year Financial Highlights  Income Statement  Increases in net income and diluted earnings per share of 12.0% and 13.8%, respectively, for the full year of 2021 compared to 2020.  Annualized return on average assets and on average equity of 1.41% and 16.13%, respectively, for the full year of 2021.  Mortgage loan originations of $1.86 billion and mortgage loans sold of $1.25 billion with $35.9 million in net gains on mortgage loans for the full year of 2021 compared to $62.6 million in net gains in the year ago period.   Mortgage servicing rights change (the “MSR Change”) due to price of a positive $3.4 million ($0.12 per diluted share, after taxes) for the full year of 2021 compared to a negative $10.8 million ($0.39 per diluted share, after taxes) in the year ago period.   Provision for credit losses credit of $1.9 million for the full year of 2021 compared to an expense of $12.5 million in the year ago period.   Balance Sheet/Capital  Net growth in portfolio loans of $171.4 million, or 6.3%.  Net growth in deposits of $479.7 million, or 13.2%.  Repurchased 814,910 common shares at a weighted average price of $21.19 per share during full year 2021.  11

 Track Record of Consistent Growth & Profitability  12  2021 net income and diluted EPS increased 12.0% and 13.8%, respectively, compared to 2020.  2021 dividends increased 5.0% over 2020.  Annualized return on average assets and on average equity of 1.41% and 16.13%, respectively, for the full year of 2021.  2021 mortgage loan originations topped $1.9 billion!  Excluding the impact of the $5.96 million remeasurement of net deferred tax assets in 2017, diluted EPS was $1.22; net income is $26.440 million, ROA is 1.00%; and ROE is 10.10%.

 Strong Performance & Returns  13  ROA (%)  ROE (%)  Total Shareholder Return  ()

 Making Banking Easier   14  During 2021 we completed the initial phase of our investment in a new core data processing system. The benefits of this multi-million dollar investment include a modern core platform with flexible application processing interfaces (APIs) that deliver faster integration with new technology; real time processing and better access to data.   This investment includes ONE Wallet, ONE Wallet+ and TreasuryONE our new mobile and online platform for consumer and business clients.

 2021 ESG Highlights  $1,000,000 pledge to spur neighborhood stability in low income communities. Assisted 166 borrowers in low income neighborhoods with over $450,000 in costs being waived or covered by Independent Bank.   Published our first ESG report on our website, www.IndependentBank.com   Our ESG report highlights key initiatives and/or progress we have made as it pertains to protecting our environment, social equality and sound governance.   6th Annual Making a Difference Day with 88 volunteer projects in the communities we serve.  Awarded the Financial Literacy Award for Program and Reach from the Michigan Bankers Association   15

 Investing in Our Commercial Banking Team   Grew the commercial banking sales team from 30 professionals to over 40. These professionals generally came from larger in-market competitors currently experiencing some level of disruption.   The Independent Bank Appeal:  Being customer centric vs. bank centric.  Involved local leadership vs. out of area decision makers.  Most importantly, the opportunity to make a difference vs. being just a number.  We are optimistic this investment will accelerate growth in market share.   16

  Strategic Initiatives  17   Growth   Process Improvement & Cost Controls   Talent Management    Risk Management   Serve consumers and businesses in our Markets in an inclusive way to include straight forward marketing, improved brand awareness and enhanced outreach efforts that foster strong customer relationships and engagement.  Improve net interest income via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.  Add new customers and grow revenue by leveraging new LPO’s and talented sales staff & outbound calling efforts.  Leverage data analytics for innovative targeted customer acquisitions, retention and cross sales strategies, inside sales efforts and referrals with strategic business unit partners.  Supplement our organic growth initiatives via selective and opportunistic bank acquisitions and branch acquisitions.   Enhance process improvement expertise, enabling all business lines and departments to streamline/automate operating processes and workflows.  Leverage technology, capitalizing upon core conversion new capabilities, streamline and improve bank processes.  Leverage virtual capabilities to make more effective meetings, training and customer engagement.   Optimize branch delivery channel including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging our existing technology.   Expand Digital Branch (call center) services.  Sustain and enhance a constructive culture, supported by a highly engaged workforce that embraces and encourages a diverse, equitable, inclusive and flexible work environment.   Retain and attract top talent.  Align learning and development initiatives in support of bank priorities and employees’ continued growth.  Demonstrate that we are committed to the well-being of our team members who ensure our success. This entails recognizing and rewarding contributions, developing new talent via internships, providing coaching and development, and planning for succession and new opportunities.   Produce strong and consistent earnings and capital levels.   Maintain good credit quality aided by strong proactive asset quality monitoring and problem resolution.  Practice sound risk management with effective reporting to include fair banking and scenario planning.  Actively manage and monitor liquidity and interest rate risk.  Promote strong, independent & collaborative risk management, utilizing three layers of defense (business unit, risk management and internal audit).   Ensure effective operational controls with special emphasis on cyber security, fraud prevention, core system conversion and regulatory compliance.  Maintain effective relationships with regulators & other outside oversight parties. Provide effective ESG (Environmental, Social and Governance) disclosures for investors and other interested parties.

 INDEPENDENT BANK CORPORATION2022 Annual Shareholders Meeting  Question and Answer Session  Brad Kessel, President & CEO  Gavin A. Mohr, Chief Financial Officer

 Independent Bank Corporation2022 Annual Shareholders Meeting  Voting Results  Shares entitled to vote: 21,331,224  Proposal #1 – Election of Directors  Proposal #2 – Ratification of Auditors  Proposal #3 – Advisory (Non-Binding) Vote on Executive Compensation   19

Independent Bank Corporation 202 Closing Remarks Thank you for attending! NASDAQ: IBCP 2 Annual Shareholders Meeting